Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 15, 2015

Vanguard Natural Resources, LLC

5847 San Felipe Suite 3000

Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Vanguard Natural Resources, LLC to which this consent is attached as an exhibit and in any related Prospectus (collectively, the “Registration Statement”) of the Annual Report on Form 10-K of Vanguard Natural Resources, LLC for the year ended December 31, 2014, which uses the name DeGolyer and MacNaughton, refers to DeGolyer and MacNaughton, and incorporates information contained in our letter as of December 31, 2014, on the proved oil, natural gas liquids, and natural gas reserves of Vanguard Natural Resources, LLC Dated February 19, 2015, under the heading “Item 1. Business” and “Item 2. Properties”. We further consent to references to DeGolyer and MacNaughton as the independent petroleum engineering firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton

Texas Registered Engineering Firm F-716